Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Rob Morrison
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Rob.Morrison@howmet.com

Howmet Aerospace Reports Third Quarter 2025 Results

Record Revenue, Growth Accelerated to 14% Year Over Year; Strong Profit; Record Cash from Operations

$200 Million Deployed for Common Stock Repurchases; $63 Million Debt Reduction

Full Year 2025 Guidance: Raised on All Metrics

Full Year 2026 Revenue Guidance: Approximately $9 Billion, Up ~10% Year over Year

Third Quarter 2025 GAAP Financial Results

•	Revenue of $2.09 billion, up 14% year over year, driven by Commercial Aerospace, up 15%

•	Operating Income Margin of 25.9%, up 300 basis points year over year

•	Net Income of $385 million versus $332 million in the third quarter 2024; Earnings per Share of $0.95 versus $0.81 in the third quarter 2024

•	Generated $531 million of Cash from Operations; $314 million of Cash used for Financing Activities; and $104 million of Cash used for Investing Activities

•	Share repurchases of $200 million; paid $0.12 per share common stock dividend, a 20% increase from the second quarter 2025

Third Quarter 2025 Adjusted Financial Results

•	Adjusted EBITDA excluding special items of $614 million, up 26% year over year

•	Adjusted EBITDA margin excluding special items of 29.4%, up 290 basis points year over year

•	Adjusted Operating Income Margin excluding special items of 25.9%, up 310 basis points year over year

•	Adjusted Earnings Per Share excluding special items of $0.95, up 34% year over year

•	Generated $423 million of Free Cash Flow

2025 Guidance

	Q4 2025 Guidance			FY 2025 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$2.090B	$2.100B	$2.110B	~$8.175B	~$8.185B	~$8.195B
Adj. EBITDA*1	$605M	$610M	$615M	~$2.370B	~$2.375B	~$2.380B
Adj. EBITDA Margin*1	28.9%	29.0%	29.1%	29.0%	29.0%	29.0%
Adj. Earnings per Share*1	$0.94	$0.95	$0.96	$3.66	$3.67	$3.68
Free Cash Flow[1]				$1.275B	$1.300B	$1.325B

* Excluding special items

1 Reconciliations of the forward-looking non-GAAP measures to the most directly comparable GAAP measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures – for further detail, see “2025 Guidance” below.

Key Announcements

•	Repurchased $200 million of common stock in third quarter 2025 at an average price of $182.20 per share

•	Repurchased an additional $100 million of common stock in October 2025 at an average price of $191.86 per share

•	Increased the third quarter dividend by 20% quarter over quarter to $0.12 per share on the Company’s common stock

•	Paid down remaining $63 million of the US dollar-denominated Term Loan in third quarter 2025, reducing annualized interest expense by approximately $4 million

•	S&P upgraded Howmet Aerospace’s long-term issuer credit rating from BBB to BBB+ on September 8, 2025

•	Full Year 2025 Guidance: Raised on all metrics

•	Full Year 2026 Revenue Guidance: Approximately $9 billion, up ~10% year over year

PITTSBURGH, PA, October 30, 2025 – Howmet Aerospace (NYSE: HWM) today reported third quarter 2025 results. The Company reported record third quarter 2025 revenue of $2.09 billion, up 14% year over year, driven by growth in the commercial aerospace market of 15%, growth in the defense aerospace market of 24%, and growth in the industrial and other market of 18%, partially offset by declines in the commercial transportation market of 3%.

Howmet Aerospace reported Net Income of $385 million, or $0.95 per share, in the third quarter 2025 versus $332 million, or $0.81 per share, in the third quarter 2024. Net Income excluding special items was $385 million, or $0.95 per share, in the third quarter 2025, versus $290 million, or $0.71 per share, in the third quarter 2024; there was no impact from special items in the third quarter of 2025.

Third quarter 2025 Operating Income and Operating Income excluding special items were both $542 million, up 29% year over year. Operating Income Margin was 25.9%, up approximately 300 basis points year over year. Third quarter 2025 Adjusted Operating Income Margin excluding special items was 25.9%, up approximately 310 basis points year over year.

Third quarter 2025 Adjusted EBITDA excluding special items was $614 million, up 26% year over year. The year-over-year increase was driven by strong growth in the commercial aerospace, defense aerospace, and industrial and other markets. Adjusted EBITDA margin excluding special items was up approximately 290 basis points year over year at 29.4%.

Howmet Aerospace Executive Chairman and Chief Executive Officer John Plant said, “The Howmet team drove a very strong third quarter, with results exceeding the high end of guidance on all metrics. Notably, revenue growth accelerated to 14% year over year, versus 8% growth in the first half, driven by healthy demand across the commercial aerospace, defense aerospace, and industrial and other markets. Adjusted EBITDA Margin* was solid at 29.4%, up 290 basis points year over year. Free Cash Flow was $423 million after $108 million of capital expenditures, as Howmet continues to invest in growth, which is backed by customer contracts.”

* Excluding special items

Mr. Plant continued, “Strong cash generation supported continued return of cash to shareholders, with $200 million of share repurchases in the third quarter 2025 and an additional $100 million in October, bringing year-to-date repurchases to $600 million. Furthermore, the Board of Directors declared a 20% increase in the common stock dividend to $0.12 per share in the third quarter 2025. The Company also paid down $63 million of debt in the quarter, further strengthening the balance sheet.”

“Turning to 2026, the outlook across most of our major end markets remains solid. Air traffic continues to grow and the backlog of commercial aircraft extends through the decade, providing for both solid commercial aerospace original equipment demand and growing demand for engine spares. The defense aerospace market remains strong across F-35 demand in addition to legacy fighters. Growing power demand to support data center builds bolsters the industrial gas turbine and aeroderivative market. However, the commercial transportation market remains weak. Our 2026 outlook envisions revenue of approximately $9 billion, up ~10% year over year.”

Third Quarter 2025 Segment Performance

Engine Products	3Q24	4Q24	1Q25	2Q25	3Q25
(in U.S. dollar millions)
Third-party sales	$945	$972	$996	$1,056	$1,105
Inter-segment sales	$3	$1	$2	$2	$1
Provision for depreciation and amortization	$34	$39	$34	$35	$38
Segment Adjusted EBITDA	$307	$302	$325	$349	$368
Segment Adjusted EBITDA Margin	32.5%	31.1%	32.6%	33.0%	33.3%
Restructuring and other (credits) charges	$1	$1	$—	$—	$—
Capital expenditures	$55	$76	$86	$75	$74

Engine Products reported third quarter 2025 revenue of $1.1 billion, an increase of 17% year over year, due to growth in the commercial aerospace, defense aerospace, industrial gas turbine, and oil and gas markets, including engine spares growth. Segment Adjusted EBITDA was $368 million, up 20% year over year, driven by growth in the commercial aerospace, defense aerospace, industrial gas turbine, and oil and gas markets. The segment absorbed approximately 265 net headcount in the quarter in support of expected revenue increases. Segment Adjusted EBITDA Margin increased approximately 80 basis points year over year to 33.3%.

Fastening Systems	3Q24	4Q24	1Q25	2Q25	3Q25
(in U.S. dollar millions)
Third-party sales	$392	$401	$412	$431	$448
Inter-segment sales	$—	$1	$—	$—	$—
Provision for depreciation and amortization	$12	$11	$12	$12	$12
Segment Adjusted EBITDA	$102	$111	$127	$126	$138
Segment Adjusted EBITDA Margin	26.0%	27.7%	30.8%	29.2%	30.8%
Restructuring and other charges	$1	$2	$—	$1	$—
Capital expenditures	$5	$9	$10	$9	$13

Fastening Systems reported revenue of $448 million, an increase of 14% year over year, due to growth in the commercial aerospace market, partially offset by declines in the commercial transportation market. Segment Adjusted EBITDA was $138 million, up 35% year over year, driven by growth in the commercial aerospace market as well as productivity gains, partially offset by declines in the commercial transportation market. Segment Adjusted EBITDA Margin increased approximately 480 basis points year over year to 30.8%.

Engineered Structures	3Q24	4Q24	1Q25	2Q25	3Q25
(in U.S. dollar millions)
Third-party sales	$253	$275	$282	$290	$289
Inter-segment sales	$3	$3	$3	$3	$2
Provision for depreciation and amortization	$10	$10	$12	$10	$9
Segment Adjusted EBITDA	$38	$51	$60	$62	$58
Segment Adjusted EBITDA Margin	15.0%	18.5%	21.3%	21.4%	20.1%
Restructuring and other charges (credits)	$(3)	$(3)	$(4)	$—	$—
Capital expenditures	$5	$4	$5	$6	$9

Engineered Structures reported revenue of $289 million, an increase of 14% year over year due to growth in the defense and commercial aerospace markets. Segment Adjusted EBITDA was $58 million, up 53% year over year, driven by growth in the defense and commercial aerospace markets. Segment Adjusted EBITDA Margin increased approximately 510 basis points year over year to 20.1%.

Forged Wheels	3Q24	4Q24	1Q25	2Q25	3Q25
(in U.S. dollar millions)
Third-party sales	$245	$243	$252	$276	$247
Provision for depreciation and amortization	$10	$12	$10	$10	$11
Segment Adjusted EBITDA	$64	$66	$68	$76	$73
Segment Adjusted EBITDA Margin	26.1%	27.2%	27.0%	27.5%	29.6%
Restructuring and other charges (credits)	$—	$—	$—	$(1)	$—
Capital expenditures	$14	$10	$15	$8	$9

Forged Wheels reported revenue of $247 million, up slightly year over year, with 16% lower volumes in the commercial transportation market more than offset by an increase in aluminum cost pass through. Segment Adjusted EBITDA was $73 million, up 14% year over year, driven by cost reductions in response to lower volumes in the commercial transportation market. Segment Adjusted EBITDA Margin increased approximately 350 basis points year over year to 29.6%.

Repurchased $200 Million of Common Stock in Third Quarter 2025, $100 Million in October 2025

In the third quarter 2025, Howmet Aerospace repurchased $200 million of common stock at an average price of $182.20 per share, retiring approximately 1.1 million shares. In October 2025, the Company repurchased an additional $100 million of common stock at an average price of $191.86 per share, retiring approximately 0.5 million shares. Year to date through October 2025, the Company has repurchased $600 million of common stock at an average price of $155.67, retiring approximately 3.9 million shares. As of October 30, 2025, total share repurchase authorization available is $1.597 billion.

Quarterly Common Stock Dividend Increases 20% to $0.12 Per Share in Third Quarter 2025

On July 29, 2025, the Board of Directors declared a dividend of $0.12 per share on its common stock, which was paid on August 25, 2025 to holders of record as of the close of business on August 8, 2025. The quarterly dividend represents a 20% increase from the second quarter 2025 dividend of $0.10 per share.

Paid Down Remaining $63 Million of US Dollar-Denominated Term Loan

In the third quarter 2025, the Company paid down the remaining $63 million of its USD Term Loan, resulting in annualized interest expense savings of approximately $4 million.

S&P Upgraded Howmet Aerospace Rating to BBB+

S&P upgraded Howmet Aerospace’s long-term issuer credit rating from BBB to BBB+ on September 8, 2025. All three major credit rating agencies rate Howmet Aerospace three notches into Investment Grade.

2025 Guidance

	Q4 2025 Guidance			FY 2025 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$2.090B	$2.100B	$2.110B	~$8.175B	~$8.185B	~$8.195B
				Baseline Change	+~$55M
Adj. EBITDA*1	$605M	$610M	$615M	~$2.370B	~$2.375B	~$2.380B
Adj. EBITDA Margin*1	28.9%	29.0%	29.1%	29.0%	29.0%	29.0%
				Baseline Change	+~$55M +50 bps
Adj. Earnings per Share*1	$0.94	$0.95	$0.96	$3.66	$3.67	$3.68
				Baseline Change	+$0.07
Free Cash Flow[1]				$1.275B	$1.300B	$1.325B
				Baseline Change	+$75M

* Excluding Special Items

1 Reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures, such as gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. In addition, there is inherent variability already included in the GAAP measures, including, but not limited to, price/mix and volume. Howmet Aerospace believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Howmet Aerospace will hold its quarterly conference call at 10:00 AM Eastern Time on Thursday, October 30, 2025. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 7:00 AM ET on October 30, via the “Investors” section of the Howmet Aerospace website.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. With approximately 1,170 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com.

Dissemination of Company Information
Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates", "believes", "could", “envisions”, "estimates", "expects", "forecasts", "goal", "guidance", "intends", "may", "outlook", "plans", “poised”, "projects", "seeks", "sees", "should", "targets", "will", "would", or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; and any future dividends, debt issuances, debt reduction and repurchases of its common stock. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally, or unfavorable changes in the markets served by Howmet Aerospace, including due to escalating tariff and other trade policies and the resulting impacts on Howmet Aerospace’s supply and distribution chains, as well as on market volatility and global trade generally; (b) the impact of potential cyber attacks and information technology or data security breaches; (c) the loss of significant customers or adverse changes in customers’ business or financial conditions; (d) manufacturing difficulties or other issues that impact product performance, quality or safety; (e) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (f) failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues; (g) the inability to achieve improvement in or strengthening of financial performance, operations or competitiveness anticipated or targeted; (h) inability to meet increased demand, production targets or commitments; (i) competition from new product offerings, disruptive technologies or other developments; (j) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (l) failure to comply with government contracting regulations; (m) adverse changes in discount rates or investment returns on pension assets; and (n) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2024 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. Under its share repurchase program, the Company may repurchase shares from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company is not obligated to repurchase any specific number of shares or to do so at any particular time. The declaration of any future dividends is subject to the discretion and approval of the Board of Directors after the Board’s consideration of all factors it deems relevant and subject to applicable law. The Company may modify, suspend, or cancel its share repurchase program or its dividend policy in any manner and at any time that it may deem necessary or appropriate. Credit ratings are not a recommendation to buy or hold any Howmet Aerospace securities, and they may be revised or revoked at any time at the sole discretion of the credit rating organizations. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Other Information

In this press release, the acronym “FY” means “full year”; “Q” means “quarter”; “YoY” means year over year; “Adj.” means adjusted; Howmet, Howmet Aerospace, or the Company means Howmet Aerospace Inc.; and references to performance by Howmet Aerospace or its segments as “record” mean its best result since April 1, 2020 when Howmet Aerospace Inc. (previously named Arconic Inc.) separated from Arconic Corporation.

Howmet Aerospace Inc. and subsidiaries

Statement of Consolidated Operations (unaudited)

(in U.S. dollar millions, except per-share and share amounts)

	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
Sales	$2,089	$2,053	$1,835

Cost of goods sold (exclusive of expenses below)	1,365	1,365	1,253
Selling, general administrative, and other expenses	100	89	85
Research and development expenses	10	9	9
Provision for depreciation and amortization	72	69	68
Restructuring and other credits	—	—	(1)
Operating income	542	521	421

Loss on debt redemption	—	—	6
Interest expense, net	37	38	44
Other expense, net	10	14	17

Income before income taxes	495	469	354
Provision for income taxes	110	62	22
Net income	$385	$407	$332

Amounts Attributable to Howmet Aerospace Common Shareholders:
Earnings per share - basic(1):
Net income per share	$0.96	$1.01	$0.81
Average number of shares(2)(3)	403	404	408
Earnings per share - diluted(1):
Net income per share	$0.95	$1.00	$0.81
Average number of shares(2)(3)	405	406	410
Common stock outstanding at the end of the period	403	404	407

(1)	In order to calculate both basic and diluted earnings per share, preferred stock dividends declared of less than $1 for the quarters presented need to be subtracted from Net income.

(2)	For the quarters presented, the difference between the diluted average number of shares and the basic average number of shares relates to share equivalents associated with outstanding restricted stock unit awards and employee stock options.

(3)	As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not fully realized in earnings per share ("EPS") in the period of repurchase since share repurchases may occur at varying points during a period.

Howmet Aerospace Inc. and subsidiaries

Consolidated Balance Sheet (unaudited)

(in U.S. dollar millions)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$659	$564
Receivables from customers, less allowances of $— in both 2025 and 2024	884	689
Other receivables	17	20
Inventories	1,975	1,840
Prepaid expenses and other current assets	289	249
Total current assets	3,824	3,362
Properties, plants, and equipment, net	2,551	2,386
Goodwill	4,058	4,010
Deferred income taxes	31	35
Intangibles, net	462	475
Other noncurrent assets	251	251
Total assets	$11,177	$10,519

Liabilities
Current liabilities:
Accounts payable, trade	$957	$948
Accrued compensation and retirement costs	314	305
Taxes, including income taxes	71	60
Accrued interest payable	32	59
Other current liabilities	250	171
Long-term debt due within one year	1	6
Total current liabilities	1,625	1,549
Long-term debt	3,188	3,309
Accrued pension benefits	597	625
Accrued other postretirement benefits	50	54
Other noncurrent liabilities and deferred credits	574	428
Total liabilities	6,034	5,965

Equity
Howmet Aerospace shareholders’ equity:
Preferred stock	55	55
Common stock	403	405
Additional capital	2,717	3,206
Retained earnings	3,722	2,766
Accumulated other comprehensive loss	(1,754)	(1,878)
Total equity	5,143	4,554
Total liabilities and equity	$11,177	$10,519

Howmet Aerospace Inc. and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in U.S. dollar millions)

	Nine months ended September 30,
	2025	2024
Operating activities
Net income	$1,136	$841
Adjustments to reconcile net income to cash provided from operations:
Depreciation and amortization	210	204
Deferred income taxes	75	39
Restructuring and other (credits) charges	(4)	21
Net realized and unrealized losses	17	18
Net periodic pension cost	31	31
Stock-based compensation	59	54
Loss on debt redemption	—	6
Other	3	4
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Increase in receivables	(180)	(97)
Increase in inventories	(95)	(139)
(Increase) decrease in prepaid expenses and other current assets	(11)	9
Increase (decrease) in accounts payable, trade	17	(67)
Decrease in accrued expenses	(2)	(42)
Decrease in taxes, including income taxes	(3)	(5)
Pension contributions	(30)	(33)
Increase in noncurrent assets	(6)	(6)
Increase (decrease) in noncurrent liabilities	13	(20)
Cash provided from operations	1,230	818
Financing Activities
Additions to debt	—	500
Repurchases and payments on debt	(140)	(805)
Debt issuance costs	—	(5)
Premiums paid on early redemption of debt	—	(5)
Repurchases of common stock	(500)	(310)
Proceeds from exercise of employee stock options	1	7
Dividends paid to shareholders	(131)	(76)
Taxes paid for net share settlement of equity awards	(45)	(48)
Other	(5)	—
Cash used for financing activities	(820)	(742)
Investing Activities
Capital expenditures	(329)	(219)
Proceeds from the sale of assets and businesses	9	9
Additions to investments	(9)	—
Sale of investments	13	—
Other	—	1
Cash used for investing activities	(316)	(209)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(2)
Net change in cash, cash equivalents and restricted cash	95	(135)
Cash, cash equivalents and restricted cash at beginning of period	565	610
Cash, cash equivalents and restricted cash at end of period	$660	$475

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

	Quarter ended			Nine months ended
Reconciliation of Free cash flow	1Q25	2Q25	3Q25	3Q25
Cash provided from operations	$253	$446	$531	$1,230
Capital expenditures	(119)	(102)	(108)	(329)
Free cash flow	$134	$344	$423	$901

The Accounts Receivable Securitization program remains unchanged at $250 outstanding.

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company's asset base and are expected to generate future cash flows from operations). It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Howmet Aerospace Inc. and subsidiaries

Segment Information (unaudited)

(in U.S. dollar millions)

	1Q24	2Q24	3Q24	4Q24	2024	1Q25	2Q25	3Q25
Engine Products
Third-party sales	$885	$933	$945	$972	$3,735	$996	$1,056	$1,105
Inter-segment sales	$2	$1	$3	$1	$7	$2	$2	$1
Provision for depreciation and amortization	$33	$33	$34	$39	$139	$34	$35	$38
Segment Adjusted EBITDA	$249	$292	$307	$302	$1,150	$325	$349	$368
Segment Adjusted EBITDA Margin	28.1%	31.3%	32.5%	31.1%	30.8%	32.6%	33.0%	33.3%
Restructuring and other (credits) charges	$—	$(1)	$1	$1	$1	$—	$—	$—
Capital expenditures	$55	$33	$55	$76	$219	$86	$75	$74

Fastening Systems
Third-party sales	$389	$394	$392	$401	$1,576	$412	$431	$448
Inter-segment sales	$—	$—	$—	$1	$1	$—	$—	$—
Provision for depreciation and amortization	$11	$13	$12	$11	$47	$12	$12	$12
Segment Adjusted EBITDA	$92	$101	$102	$111	$406	$127	$126	$138
Segment Adjusted EBITDA Margin	23.7%	25.6%	26.0%	27.7%	25.8%	30.8%	29.2%	30.8%
Restructuring and other charges	$—	$2	$1	$2	$5	$—	$1	$—
Capital expenditures	$7	$5	$5	$9	$26	$10	$9	$13

Engineered Structures
Third-party sales	$262	$275	$253	$275	$1,065	$282	$290	$289
Inter-segment sales	$1	$3	$3	$3	$10	$3	$3	$2
Provision for depreciation and amortization	$11	$11	$10	$10	$42	$12	$10	$9
Segment Adjusted EBITDA	$37	$40	$38	$51	$166	$60	$62	$58
Segment Adjusted EBITDA Margin	14.1%	14.5%	15.0%	18.5%	15.6%	21.3%	21.4%	20.1%
Restructuring and other charges (credits)	$—	$18	$(3)	$(3)	$12	$(4)	$—	$—
Capital expenditures	$6	$5	$5	$4	$20	$5	$6	$9

Forged Wheels
Third-party sales	$288	$278	$245	$243	$1,054	$252	$276	$247
Provision for depreciation and amortization	$10	$10	$10	$12	$42	$10	$10	$11
Segment Adjusted EBITDA	$82	$75	$64	$66	$287	$68	$76	$73
Segment Adjusted EBITDA Margin	28.5%	27.0%	26.1%	27.2%	27.2%	27.0%	27.5%	29.6%
Restructuring and other charges (credits)	$—	$1	$—	$—	$1	$—	$(1)	$—
Capital expenditures	$12	$9	$14	$10	$45	$15	$8	$9

Differences between the total segment and consolidated totals are in Corporate.

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited)

(in U.S. dollar millions)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated Income Before Income Taxes

	1Q24	2Q24	3Q24	4Q24	2024	1Q25	2Q25	3Q25
Income before income taxes	$303	$334	$354	$392	$1,383	$446	$469	$495
Loss on debt redemption	—	—	6	—	6	—	—	—
Interest expense, net	49	49	44	40	182	39	38	37
Other expense, net	17	15	17	13	62	9	14	10
Operating income	$369	$398	$421	$445	$1,633	$494	$521	$542
Segment provision for depreciation and amortization	65	67	66	72	270	68	67	70
Unallocated amounts:
Restructuring and other charges (credits)	—	22	(1)	—	21	(4)	—	—
Corporate expense(1)	26	21	25	13	85	22	25	25
Total Segment Adjusted EBITDA	$460	$508	$511	$530	$2,009	$580	$613	$637

Total Segment Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Total Segment Adjusted EBITDA provides additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Total Segment Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Howmet’s definition of Total Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items, including Restructuring and other charges (credits), are excluded from net margin and Segment Adjusted EBITDA. Differences between the total segment and consolidated totals are in Corporate.

(1) Pre-tax special items included in Corporate expense

	1Q24	2Q24	3Q24	4Q24	2024	1Q25	2Q25	3Q25
Plant fire reimbursements, net	$—	$(6)	$—	$(12)	$(18)	$—	$—	$—
Costs (benefits) associated with closures, supply chain disruptions, and other items	1	—	(1)	1	1	1	(1)	—
Total Pre-tax special items included in Corporate expense	$1	$(6)	$(1)	$(11)	$(17)	$1	$(1)	$—

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions, except per-share and share amounts)

Reconciliation of Net income excluding Special items

	Quarter ended
	3Q24	2Q25	3Q25
Net income	$332	$407	$385
Diluted earnings per share ("EPS")	$0.81	$1.00	$0.95
Average number of diluted shares	410	406	405
Special items:
Restructuring and other (credits) charges	(1)	—	—
Loss on debt redemption	6	—	—
(Benefits) costs associated with closures, supply chain disruptions, and other items	(1)	(1)	—
Subtotal: Pre-tax special items	4	(1)	—
Tax impact of Pre-tax special items(1)	(1)	—	—
Subtotal	3	(1)	—
Discrete and other tax special items(2)	(45)	(35)	—
Total: After-tax special items	(42)	(36)	—
Net income excluding Special items	$290	$371	$385

Diluted EPS excluding Special items	$0.71	$0.91	$0.95

Net income excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges (credits), Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income and Diluted EPS determined under GAAP as well as Net income excluding Special items and Diluted EPS excluding Special items.

(1)	The Tax impact of Pre-tax special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

(2)	Discrete tax items for each period included the following:

·	for 3Q24, a net benefit related to additional U.S. federal and state research and development ("R&D") credits claimed for prior years upon completion of the Company's R&D study ($44), and an excess tax benefit for stock compensation ($2);

·	for 2Q25, benefits related to U.S. accounting method changes for certain prior period transaction and other costs ($17), an excess benefit for stock compensation ($13), and a net benefit related to U.S. federal and state R&D credits claimed for prior years ($5).

·	for 3Q25, a net benefit for other small items of ($1).

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions)

Reconciliation of Operational tax rate

	3Q25			Nine months ended 3Q25
	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted
Income before income taxes	$495	$—	$495	$1,410	$(4)	$1,406
Provision for income taxes	$110	$—	$110	$274	$25	$299
Tax rate	22.2%		22.2%	19.4%		21.3%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)	There were no pre-tax special items in Q325. Pre-tax special items for the nine months ended 3Q25 included Restructuring and other credits ($4).

(2)	Tax Special items include discrete tax items, the tax impact on Special items based on the applicable statutory rates, the difference between such rates and the Company’s consolidated estimated annual effective tax rate and other tax related items. Discrete tax items for each period included the following:

·	for 3Q25, a net benefit for other small items of ($1); and

·	for the nine months ended 3Q25, benefits related to U.S. accounting method changes for certain prior period transaction and other costs ($17), an excess benefit for stock compensation ($14), a net benefit related to U.S. federal and state research and development credits claimed for prior years ($5), a net charge related to the expiration of a tax holiday in China $6, a charge for a tax reserve established in Germany $2, and a net charge for other small items $1.

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items

	Quarter ended
	3Q24	2Q25	3Q25
Sales	$1,835	$2,053	$2,089
Operating income	$421	$521	$542
Operating income margin	22.9%	25.4%	25.9%

Net income	$332	$407	$385
Add:
Provision for income taxes	$22	$62	$110
Other expense, net	17	14	10
Loss on debt redemption	6	—	—
Interest expense, net	44	38	37
Restructuring and other (credits) charges	(1)	—	—
Provision for depreciation and amortization	68	69	72
Adjusted EBITDA	$488	$590	$614

Add:
(Benefits) costs associated with closures, supply chain disruptions, and other items	(1)	(1)	—
Adjusted EBITDA excluding Special items	$487	$589	$614

Adjusted EBITDA margin excluding Special items	26.5%	28.7%	29.4%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, and Adjusted EBITDA margin excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization. Special items, including Restructuring and other (credits) charges, are excluded from Adjusted EBITDA.

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions)

Reconciliation of Adjusted Operating Income Excluding Special Items and Adjusted Operating Income Margin Excluding Special Items

	Quarter ended
	3Q24	2Q25	3Q25
Sales	$1,835	$2,053	$2,089
Operating income	$421	$521	$542
Operating income margin	22.9%	25.4%	25.9%

Add:
Restructuring and other (credits) charges	$(1)	$—	$—
(Benefits) costs associated with closures, supply chain disruptions, and other items	(1)	(1)	—
Adjusted operating income excluding Special items	$419	$520	$542

Adjusted operating income margin excluding Special items	22.8%	25.3%	25.9%

Adjusted operating income excluding Special items and Adjusted operating income margin excluding Special items are non-GAAP financial measures. Special items, including Restructuring and other (credits) charges, are excluded from Adjusted operating income. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income determined under GAAP as well as Operating income excluding Special items.